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EXHIBIT (10)(i)

                                 SYNTELLECT INC.

                           RESTATED STOCK OPTION PLAN

                     (AS AMENDED THROUGH FEBRUARY 17, 1998)

         1. Purposes Of The Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentive to Employees of the Company, and to promote the success of the Company's business through the grant of options to purchase shares of the Company's Common Stock.

         Options granted hereunder may be either Incentive Stock or Nonstatutory Stock Options, at the discretion of the Board. The type of options granted shall be reflected in the terms of written Stock Option agreements.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company or the Committee, if one has been appointed.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (c) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended.

                  (d) "Company" shall mean SYNTELLECT INC., a Delaware corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 425(e) and (f), respectively, of the Code.

                  (e) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                  (f) "Employee" shall mean any person, including officers, directors, consultants and advisors, employed by the Company. The payment of a director's fee, by the Company shall not be sufficient to constitute "employment" by the Company.

                  (g) "Exchange Act" shall mean the Securities and Exchange Act of 1934 as amended.

                  (h) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such


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         manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ/National Market System, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

                  (i) "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of
         Section 422 of the Code.

                  (j) "Option" shall mean a stock option granted under the Plan.

                  (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (l) "Optionee" shall mean an Employee of the Company who has been granted one or more Options.

                  (m) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (n) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

                  (o) "Plan" shall mean this Stock Option Plan.

                  (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (q) "Stock Option Agreement" shall mean the written agreement between the Company and the Option relating to the grant of an Option.

                  (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

                  (s) "Tax date" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

         3. Common Stock Subject To The Plan. Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is One Million Five Hundred Ninety Thousand (1,590,000) Shares of Common Stock. The


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Shares may be authorized, but unissued, or previously issued Shares acquired by the Company and held in treasury.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall, unless the Plan shall have been terminated, be available for future grants of Options.

         4. Administration Of The Plan.

                  (a) Procedure.

                           (i) The Plan shall be administered by the Board or a
                  Committee appointed the Board to administer the Plan at any time or from time to time. If the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Plan shall be administered by the Board or a Committee of the Board in accordance with Rule 16(b)-3 under the Exchange Act.

                           (ii) Once appointed, the Committee shall continue to
                  serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if the Company has a class of equity securities registered under Section 12 of the Exchange Act and that person's membership would cause the Committee not to satisfy the "disinterested administration" requirements of Rule 16b-3.

                  (b) Powers Of The Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options and Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with
         Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the Optionee thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to accept or reject the election made by an Optionee pursuant to Section 17 of the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.


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                  (c) Effect Of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. Eligibility.

                  (a) Consistent with the Plan's purposes, Options may be granted only to Employees of the Company as determined by the Board. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options; provided, however, no Employee may be granted Options to purchase more than 795,000 Shares under the Plan. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under
         Section 422 of the Code.

                  (b) With respect to Incentive Stock Options granted on or before December 31, 1986, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of all stock of the Company for which such Employee may be granted Incentive Stock Options under this Plan or any plan maintained by the Company shall not exceed, in any calendar year, $100,000 plus any unused limit carryover for that year, as defined in Section 422A(c)(4) of the Code. With respect to Incentive Stock Options granted after December 31, 1986, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year (under all employee benefit plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

         6. Stockholder Approval And Effective Dates. The Plan became effective upon approval of the Board. No Option may be granted under the Plan after September 1, 2004; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.

         7. Term of Option. Unless otherwise provided in the Stock Option Agreement, the term of each Option shall be six (6) years from the date of grant thereof. In no case shall the term of any Option exceed ten (10) years from the date of grant thereof. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422(b)(6) of the Code ("Ten Percent Stockholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

         8. Exercise Price And Payment.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100 %) of the Fair Market Value per share on the date of grant, an in the case of a Nonstatutory Stock Option shall be no less than fifty percent (50%) of the Fair Market Value per share on the


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         date of grant. Notwithstanding the foregoing, in the case of an
         Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Stockholder, the per Share exercise price shall be no less than one hundred ten percent (110 %) of the Fair Market Value per Share on the date of grant.

                  (b) Payment. The price of an exercised Option and any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid:

                           (i) In United States dollars in cash or by check,
                  bank draft or money order payable to the order of the Company;

                           (ii) At the discretion of the Board, through the
                  delivery of shares of Common Stock with an aggregate Fair Market Value equal to the option price and withholding taxes, if any;

                           (iii) At the election of the Optionee pursuant to
                  Section 17 and with the consent of the Board pursuant to
                  Section 4(b)(x), by the Company's retention of such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the exercise date equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee;

                           (iv) By a combination of (i), (ii) and (iii) above;
                  or

                           (v) In the manner provided in subsection (c) below.

                  The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

                  (c) Financial Assistance To Optionees. The Board may assist Optionees in paying the exercise price of Options granted under this Plan in the following manner:

                           (i) The extension of a loan to the Optionee by the
                  Company;

                           (ii) Payment by the Optionee of the exercise price in
                  installments; or


                           (iii) A guaranty by the Company of a loan obtained by
                  the Optionee from a third party.

                  The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, and collateral requirements, if any, shall be determined by the Board, in its sole discretion. Subject to applicable margin requirements, any loans, installment payments or guarantees authorized by the Board pursuant to the Plan may be


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         granted without security, but the maximum credit available shall not exceed the exercise price for the Shares for which the Option is to be exercised, plus any federal and state income tax liability incurred in connection with the exercise of the Option.

         9. Exercise Of Option.

                  (a) Procedure For Exercise: Rights As A Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  With respect to Incentive Stock Options granted on or before December 31, 1986, no Optionee may exercise an Incentive Stock Option while there is outstanding any Incentive Stock Option which was granted to such Optionee before such other options was granted. For purposes hereof, any Incentive Stock Option shall be treated as outstanding until such Incentive Stock Option is exercised in full or expired by reason of lapse of time and notwithstanding the cancellation of any Incentive Stock Option prior to the original expiration date thereof.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination Of Status As An Employee. Unless otherwise provided in the Stock Option Agreement (which may reduce but not increase the time period described below), if an Employee's employment by the Company is terminated, except if such termination occurs due to death or disability, then the Employee may, but only within ninety (90) days after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination,


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         or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability. Unless otherwise provided in the Stock Option Agreement (which may reduce but not increase the time period described below), notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) Death. Unless otherwise provided in the Stock Option Agreement (which may reduce but not increase the time period described below), if an Employee dies during the term of the Option and is at the time of his death an Employee of the Company who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (or such other period of time as is determined by the Board) by the Employee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that an Employee was entitled to exercise the Option on the date of death. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Employee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (e) Change of Control. A Change of Control shall cause every Option outstanding hereunder to become fully exercisable and allow each Optionee the right to exercise an Option prior to the occurrence of the event otherwise terminating the Option; Provided, however that in the event (A) the Company's Board of Directors approves a transaction to be accounted for as a "pooling-of-interests: and (B) the Company's independent accountants have advised the Company in writing that the amendment to this Paragraph 6 approved by the Board of Directors on February 17, 1998 precludes such accounting, then, without any further action, such amendment to Paragraph 6 shall be null and void, and Paragraph 6 shall remain in effect as existing prior to such amendment. For purposes of this Paragraph 6 (c), "Change of Control" means and includes each of the following:

                           (i) there shall be consummated any consolidation or
                  merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;


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                           (ii) the stock holders of the Company shall approve
                  any plan or proposal for liquidation or dissolution of the Company;

                           (iii) any person (as such term is used in Section 13
                  (d) and 14 (d)(2) of the Exchange Act), other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the Company's outstanding Common Stock; or

                           (iv) during any period of two consecutive years,
                  individuals who were directors of the Company at the beginning of such period shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         10. Non-Transferability Of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or pursuant to a "qualified domestic relations order" under the Code and ERISA, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes In Capitalization Or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of As sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee


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the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty
(60) days froth the date of such notice (but not later than the expiration of the term of the Option under the Option Agreement), and the Option will terminate upon the expiration of such period.

         12. Time Of Granting Options. The due of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination Of The Plan.

                  (a) Amendment And Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the Stockholders of the Company, to the extent required by law, rule or regulation:

                           (i) Any material increase in the number of Shares
                  subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

                           (ii) Any material change in the designation of the
                  Employees eligible to be granted Options; or

                           (iii) Any material increase in the benefits accruing
                  to participants under the Plan.

                  (b) Effect Of Amendment Or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Conditions Upon Issuance Of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired upon the exercise of an Option by sale or exchange (a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

         15. Reservation Of Shares. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by Stock Option Agreements in such form as the Board shall approve.

         17. Withholding Taxes. Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any Option, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee.

         An Optionee who is also an officer of the Company must make the above described election:

                  (a) at lease six months after the date of grant of the Option (except in the event of death of disability); and

                  (b) either:

                           (i) six months prior to the Tax Date, or

                           (ii) prior to the Tax Date and during the period
                  beginning on the third business day following the date the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.


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         18. Miscellaneous Provisions.

                  (a) Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

                  (b) Use Of Exercise Proceeds. The payment received from Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.

                  (c) Construction Of Plan. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona without regard to conflict of law principles and, where applicable, in accordance with the Code.

                  (d) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the Employee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

                  (e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his own behalf.

                  (f) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

                  (g) No Employment Agreement. The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his rights or the Company's rights to terminate his employment at any time.


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